                                                                    Exhibit 21.1





                       AMERICAN ONCOLOGY RESOURCES, INC.

                              LIST OF SUBSIDIARIES



AOR, Inc. - incorporated in Delaware
AORIP, Inc. - incorporated in Delaware
RMCC Cancer Center, Inc. - incorporated in Delaware
AOR Management Company of Arizona, Inc. - incorporated in Delaware
AOR Management Company of Florida, Inc. - incorporated in Delaware
AOR Management Company of Central Florida, Inc. - incorporated in Delaware AOR Management Company of Indiana, Inc. - incorporated in Delaware
AOR Holding Company of Indiana, Inc. - incorporated in Delaware
AOR of Indiana Management Partnership - organized in Indiana
AOR Management Company of Missouri, Inc. - incorporated in Delaware
AOR Management Company of North Carolina, Inc. - incorporated in Delaware AOR Management Company of Nevada, Inc. - incorporated in Delaware
AOR Management Company of New York, Inc. - incorporated in Delaware
AOR Management Company of Oklahoma, Inc. - incorporated in Delaware
AOR Management Company of Ohio, Inc. - incorporated in Delaware
AOR Management Company of Oregon, Inc. - incorporated in Delaware
AOR Management Company of Pennsylvania, Inc. - incorporated in Delaware AOR Management Company of South Carolina, Inc. - incorporated in Delaware AOR Management Company of Virginia, Inc. - incorporated in Delaware
AOR Management Company of Texas, Inc. - incorporated in Delaware
AORT Holding Company, Inc. - incorporated in Delaware
AOR of Texas Management Limited Partnership - organized in Texas
AOR Real Estate, Inc. - incorporated in Delaware
AOR Synthetic Real Estate, Inc. - incorporated in Delaware
Greenville Radiation Care, Inc. - incorporated in Delaware